SNELLING STAFFING, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

(WITH INDEPENDENT AUDITORS' REPORT THEREON)

DECEMBER 27, 2019 AND DECEMBER 28, 2018

Table of Contents
December 27, 2019 and December 28, 2018

bakertilly

INDEPENDENT AUDITORS' REPORT

To the Members of Snelling Staffing, LLC and Subsidiaries:

We have audited the accompanying consolidated financial statements of Snelling Staffing, LLC and Subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 27, 2019 and December 28, 2018, and the related consolidated statements of income, changes in members' deficit, and cash flows for the fiscal years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 27, 2019, and December 28, 2018 the results of its operations and its cash flows for the fiscal years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company's viability is dependent upon its ability to obtain future financing as the current debt obligations became due in April 2019. This raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Baker Tilly US, LLP

BAKER TILLY US, LLP
Plano, Texas
August 11, 2020

SNELLING STAFFING, LLC AND SUBSIDIARIES
CONSOLIDTED BALANCE SHEETS
DECEMBER 27, 2019 AND DECEMBER 28, 2018
(DOLLARS IN THOUSANDS)

	2019	2018
ASSETS		
CURRENT ASSETS		
Cash and cash equivalents	$ 620	$ 612
Workers' compensation fund (Note 6)	7,464	6,398
Trade accounts and notes receivable, less allowance for doubtful accounts of $597 and $357, respectively	17,962	18,648
Receivables from related parties, current portion (Note 10)	64	59
Prepaid expenses and other current assets	703	504
Total current assets	26,813	26,221
PROPERTY AND EQUIPMENT, NET (Note 3)	1,372	1,435
OTHER ASSETS		
Intangible assets, net (Note 4)	4,592	4,710
Receivable from related parties, less current portion (Note 10)	296	297
Total assets	$ 33,073	$ 32,663
LIABILITIES AND MEMBERS' DEFICIT		
CURRENT LIABILITIES		
Accounts payable	$ 4,779	$ 4,482
Accrued workers' compensation, current portion (Note 6)	2,027	2,245
Other accrued expenses (Note 5)	4,382	5,502
Long-term debt, current portion (Note 7)	51,971	47,703
Total current liabilities	63,159	59,932
Long-term debt, less current portion (Note 7)	47	-
Accrued workers' compensation, less current portion (Note 6)	3,314	3,771
Other long-term liabilities (Note 8)	3,457	4,290
Total liabilities	69,977	67,993
MEMBERS' DEFICIT	(33,384)	(31,966)
DEFICIT OF NONCONTROLLING INTEREST	(3,520)	(3,364)
Total members' deficit	(36,904)	(35,330)
Total liabilities and members' deficit	$ 33,073	$ 32,663

The accompany notes are an integral part of these consolidated financial statements.

SNELLING STAFFING, LLC AND SUBSIDIARIES
CONSOLIDTED STATEMENTS OF INCOME
FOR THE FISCAL YEARS ENDED
DECEMBER 27, 2019 AND DECEMBER 28, 2018
(DOLLARS IN THOUSANDS)

	2019	2018
REVENUES	$ 123,138	$ 135,332
COST OF SERVICES		
Direct payroll costs	79,946	86,308
Payroll taxes, benefits, and other	10,290	12,843
Workers' compensation	1,335	1,362
Total cost of services	91,571	100,513
GROSS PROFIT	31,567	34,819
OPERATING EXPENSES, NET		
Franchisees' share of gross profit	11,661	14,211
Compensation	8,963	9,562
Legal and professional	1,808	1,931
Depreciation and amortization	608	956
Other operating and administrative	5,165	4,247
Total operating expenses	28,205	30,907
INCOME FROM OPERATIONS	3,362	3,912
OTHER EXPENSE		
Interest (net)	(4,520)	(4,349)
Other non-operating (net)	-	(10)
Total other expense	(4,520)	(4,359)
INCOME (LOSS) BEFORE INCOME TAXES	(1,158)	(447)
STATE INCOME TAX PROVISION	(79)	(90)
CONSOLIDATED NET LOSS	(1,237)	(537)
Net loss attributable to noncontrolling interest	(156)	(113)
NET LOSS ATTRIBUTABLE TO SNELLING STAFFING, LLC	$ (1,081)	$ (424)

The accompany notes are an integral part of these consolidated financial statements.

SNELLING STAFFING, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' DEFICIT
FOR THE FISCAL YEARS ENDED DECEMBER 27, 2019 AND DECEMBER 28, 2018
(DOLLARS IN THOUSANDS)

	Capital Contribution	Additional Paid-in Capital	Accumulated Distributions	Accumulated Deficit	Total Members' Deficit	Deficit of VIE (Noncontrolling Interest)	Consolidated Total
BALANCE, December 29, 2017	$ 1,000	$ 520	$ (5,865)	$ (26,900)	$ (31,245)	$ (3,251)	$ (34,496)
Net loss	-	-	-	(424)	(424)	(113)	(537)
Distributions	-	-	(297)	-	(297)	-	(297)
BALANCE, December 28, 2018	$ 1,000	$ 520	$ (6,162)	$ (27,324)	$ (31,966)	$ (3,364)	$ (35,330)
Net loss	-	-	-	(1,081)	(1,081)	(156)	(1,237)
Distributions	-	-	(337)	-	(337)	-	(337)
BALANCE, December 27, 2019	$ 1,000	$ 520	$ (6,499)	$ (28,405)	$ (33,384)	$ (3,520)	$ (36,904)

The accompany notes are an integral part of these consolidated financial statements.

SNELLING STAFFING, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED DECEMBER 27, 2019 AND DECEMBER 28, 2018
(DOLLARS IN THOUSANDS)

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES		
Consolidated net loss	$ (1,237)	$ (537)
Adjustments to reconcile net loss to net cash		
Used in operating activities:		
Depreciation and amortization	608	956
Provision for doubtful accounts	509	88
Accretion expense on lease termination costs	-	10
Changes in operating assets and liabilities:		
Accounts receivable	166	(1,517)
Workers' compensation fund	(1,066)	(35)
Prepaid expenses and other assets	(198)	227
Accounts payable, accrued expenses and other liabilities	(1,657)	467
Lease termination liabilities	-	(204)
Accrued workers' compensation	(675)	(945)
Net cash used in operating activities	(3,550)	(1,490)
CASH FLOWS FROM INVESTING ACTIVITIES		
Cash proceeds in notes receivable	6	61
Purchases of property and equipment	(426)	(1,050)
Net cash used in investing activities	(420)	(989)
CASH FLOWS FROM FINANCING ACTIVITIES		
Net proceeds on line of credit	4,309	1,681
Net payments of other debt	6	(44)
Member distributions	(337)	(297)
Net cash provided by financing activities	3,978	1,340
Net (decrease) increase in cash and cash equivalents	8	(1,139)
Cash and cash equivalents, beginning of year	612	1,751
Cash and cash equivalents, end of year	$ 620	$ 612
SUPPLEMENTAL DISCLOSURE		
Cash paid for interest	$ 4,328	$ 4,133
Cash paid for income taxes	$ 101	$ 95

The accompany notes are an integral part of these consolidated financial statements.

(Dollars in Thousands)

NOTE 1 – BUSINESS

Organization

Snelling Staffing, LLC ("Snelling") was organized under the Laws of the State of Delaware as a limited liability company in February 2005. Snelling provides direct hire and flexible staffing services through company-owned and franchised offices located throughout the United States of America and Puerto Rico.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014- 09, "Revenue from Contracts with Customers (Topic 606)". The standards update outlines a single comprehensive model for an entity to utilize to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that will be received in exchange for the goods and services. Additional financial statement disclosures will also be required to enable users to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Since the original issuance of ASU 2014-09, the FASB has issued several amendments which provide clarification, additional guidance, practical expedients and technical corrections. In June 2020, the FASB issued ASU 2020-05 thereby deferring the effective date of Topic 606 to annual reporting periods beginning after December 15, 2019 and interim reporting periods within annual reporting periods beginning after December 15, 2020 for non-public entities who have not yet issued their financial statements, with early adoption permitted. The guidance permits the use of either a full retrospective approach (whereby Topic 606 is applied retrospectively to each prior reporting period presented) or a modified retrospective approach (whereby the cumulative effect of adopting Topic 606 is recognized as of the date of adoption) to adopt the new standard. The Company does not expect that the adoption of Topic 606 will have a material impact on its consolidated financial statements based on contract and business process reviews performed to date.

In February 2016, the FASB issued ASU No. 2016-02 "Leases" "ASC 842" under which lessees will recognize most leases on the balance sheet. The effective dates were for fiscal years beginning after December 15, 2019. On August 15, 2019, the FASB proposed a one-year delay and the effective date for non-public business entities was deferred until fiscal years beginning after December 15, 2020. The Company is evaluating the effect of adopting ASU 2016-02.

Principles of Consolidation

The consolidated financial statements include the accounts of Snelling and its wholly-owned subsidiaries (collectively, "the Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements also include the accounts of Snelling Medical Staffing, LLC, an entity under common control to which it provides management and accounting functions. This entity qualifies as a variable interest entity ("VIE" or "Non-controlling Interest") in accordance with (ASC) 810-10 as the Company is co-borrower with the VIE on the line of credit as further discussed in Note 7, and the Company controls management decision-making as well as funding of the entity's losses. As such, all significant intercompany accounts and transactions between the VIE and Company have been eliminated in consolidation.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Fiscal Year

The Company's fiscal year consists of a 52 or 53-week period ending on the last Friday of the December fiscal month. The fiscal years 2019 and 2018 contained a 52-week period.

Significant Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("US GAAP") requires management to make estimates and assumptions that affect certain reported amounts in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, the accounting for the allowance for uncollectable accounts receivable, accrued workers' compensation, intangible assets, asset impairment, and litigation costs. Actual costs could differ materially from those estimates.

Revenue Recognition

The Company generates revenues from sales of services by company-owned offices and from fees earned on sales of services by franchised operations. Revenues are recognized as services are performed.

Substantially all of the Company's flexible staffing revenues are negotiated and invoiced on a per-hour basis. Accordingly, the Company records revenue based on the hours worked. Permanent recruitment revenues are recorded as placements are made.

For revenues reported by franchises, the Company follows the guidance of Financial Accounting Standards Board Accounting Standards Codification (ASC) 605-45 "*Revenue Recognition Principal-Agent Considerations*" in the presentation of revenues and direct costs. This guidance requires the Company to determine whether it acts as a principal in the transaction or an agent acting on behalf of others. Where the Company is the principal in the transaction and has risks and rewards of ownership, the transactions are recorded on a gross basis in the consolidated statements of operations.

For franchises not using the Company's payroll and billing ("paybill") services, the Company is not a principal and thus records franchise royalties (based on a contractual percentage of billings or a percentage of gross profit earned from flexible staffing and direct hire placement services), in the period in which the services are provided. For franchises that utilize the Company's paybill services (payroll processing for temporary employees and billing to clients are performed by the Company), the Company is the primary obligor since it has a direct contractual relationship with clients for the services, the legal employer of the flexible staffing employees, and holds title to receivables related to billings. As a result, revenues generated by these franchises and the related direct costs of services are reported gross in the Company's consolidated financial statements in the period in which services are provided. The net distribution to be paid to these franchises is an operating expense recorded when incurred by the Company as franchisees' share of gross profit.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Financial Instruments

The carrying amounts for cash, accounts receivable and accounts payable approximate fair value because of the short-term nature of these items. The fair value for notes receivable approximates their carrying value due to the majority of the notes receivable being short-term in nature. The fair value of the Company's long-term debt approximates fair value due to the floating interest rate on that debt.

Fair Value Measurement

Certain assets and liabilities are required to be recorded at fair value on a recurring basis, while other assets and liabilities are recorded at fair value on a nonrecurring basis, generally as a result of impairment charges. Fair value is determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The Company does not currently have any assets or liabilities that are required to be recorded at fair value on a recurring basis. Assets measured at fair value on a nonrecurring basis include long-lived assets.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains cash deposits in financial institutions which may exceed the amount insured by the Federal Deposit Insurance Corporation. Non-performance by these institutions could expose the Company to potential loss. The Company has not experienced nor does it expect non-performance by these institutions.

Accounts Receivable

Accounts receivable are carried at estimated collectible amounts. In order to assess the collectability of accounts receivable, the Company monitors the current creditworthiness of major customers, analyzes the aging of related past due balances, and analyzes prior bad debt experience to determine whether an allowance for doubtful accounts is necessary. Accounts receivable are written off against the allowance when it is determined the receivable will not be collected.

Concentrations

The Company provides staffing services on a national basis. Credit risks are minimized due to the Company's large number of customers and their diversity across many industries and geographical areas.

One customer accounted for approximately 14% of sales for the year ended December 27, 2019.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method, principally over the following estimated useful lives:

Computer hardware and software	3 - 7 years
Equipment	2 - 5 years
Furniture and fixtures	4 - 5 years

Amortization of leasehold improvements is calculated using the straight-line method over the life of the lease or the asset, whichever is shorter.

Additions, improvements and expenditures for repairs and maintenance on equipment that significantly add to the productivity or extend the economic life of assets are capitalized. Amounts incurred as recurring expenditures for repairs which do not add to the productivity or extend the economic life of the assets are expensed as incurred.

Goodwill and Intangible Assets

Goodwill represents the excess of cost over the fair value of tangible and intangible assets acquired in a business combination. Intangible assets primarily consist of trademark/trade names, trade secrets, copyrights and franchise and paybill service agreements.

The Company determined that trademark/trade names and trade secrets to be intangible assets with indefinite lives and, therefore, not subject to amortization. Other Intangible assets are amortized over their estimated useful lives, as follows:

Noncompete agreements	2 years
Copyrights	7 years
Franchise agreements	30 years
Service agreements	30 years

Goodwill and intangible assets that have indefinite useful lives are not amortized but tested annually for impairment, and are tested more frequently if events and circumstances indicate that the asset might be impaired. For goodwill, the impairment determination is made at the reporting unit level and consists of first assessing qualitative factors in determining if goodwill has been impaired and whether it is necessary to perform the two-step quantitative goodwill impairment test. Based on the results of the qualitative assessment to determine if it was more likely than not that goodwill has been impaired, the Company concluded that the two step process to test goodwill is not considered necessary at December 27, 2019 and December 28, 2018, and the goodwill balances for the Company and its VIE are considered to be fairly stated.

(Dollars in Thousands)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the assets, the assets are considered to be impaired and an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

Workers' Compensation

The Company maintains a multi-state workers' compensation policy for most of the states in which it operates. Under this policy, the Company retains the economic burden for the first $500 per occurrence in workers' compensation claims. In all states not covered by this policy, the Company maintains coverage in accordance with the states' regulations. The Company's workers' compensation coverage is provided under an aggregate stop-loss policy which provides for annual premiums based on a percentage of covered payroll.

If the Company's actual loss experience is less than the loss factor established in the policy, the Company would receive a refund for a portion of the premiums paid. The Company establishes reserves for workers' compensation claims based on historical loss statistics and periodic third-party actuarial valuations. The Company also maintains a fund composed of highly liquid investments to pay for claims and losses filed.

Income Taxes

The Company and its VIE, are limited liability companies and, as such, are not required to record provisions or benefits for federal income taxes. Federal income taxes are the responsibility of the individual members of the Company. The Company is subject to various state taxes.

The Company applies FASB ASC 740-10 "*Income Taxes*", which establishes standards for accounting for uncertainty in income taxes. This guidance requires management to make estimates and assumptions on the potential liability related to an assessment of whether the income tax position will "more likely than not" be sustained in an income tax audit by regulators. The tax positions taken related to the Company's status and state taxes have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained by examination. The Company's tax years 2016 and thereafter remain subject to examination by applicable state taxing authorities.

Deferred Rent

The Company has entered into operating lease agreements for office space, some of which contain provisions for future rent increases, or periods in which rent payments are reduced. In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term.

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense was $206 and $580 for the fiscal years ended December 27, 2019 and December 28, 2018, respectively.

(Dollars in Thousands)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Deferred Loan Costs

Deferred loan costs related to the Seacoast Revolver incurred during the origination or refinancing of the Company's debt obligations are capitalized and amortized over the term of the obligation. As of December 27, 2019 and December 28, 2018 deferred loan cost were $271 and $39, respectively. Deferred loan costs are included as a component of other current assets on the accompanying consolidated balance sheets.

Operating Lease Termination Costs

The Company recognizes a liability for costs that will continue to be incurred under a lease contract for its remaining term without economic benefit to the Company is recognized and measured at fair value when the Company ceases using the right to use a leased property (the "cease-use date"). The fair value of the liability at the cease-use date is determined based on the remaining lease rentals and is reduced by estimated sublease rentals that could be reasonably obtained for the property.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 27, 2019 and December 28, 2018:

		2019		2018
Computer systems and equipment	$	10,157	$	8,818
Leasehold improvements		2,170		2,160
Equipment, furniture and fixtures		1,478		1,478
Construction work in progress		86		1,009
Equipment under capital leases		1,223		1,223
		15,114		14,688
Accumulated depreciation & amortization		(13,742)		(13,253)
Total property and equipment, net	$	1,372	$	1,435

Total depreciation and amortization expense for owned and capitalized lease assets amounted to $457 and $599 for the fiscal years ended December 27, 2019 and December 28, 2018, respectively.

(Dollars in Thousands)

NOTE 4 – GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets consist of the following at December 27, 2019 and December 28, 2018:

	2019		2018	
Indefinite-lived				
Goodwill	$	30	$	30
Trademarks/trade names/trade secrets		2,781		2,781
		2,811		2,811
Definite-lived				
Franchise agreements and copyrights		4,216		4,216
Accumulated amortization		(2,435)		(2,317)
		1,781		1,899
Intangible assets, net	$	4,592	$	4,710

Total amortization expense amounted to $151 and $357 for the fiscal years ended December 27, 2019 and December 28, 2018, respectively.

Estimated amortization expense for each fiscal year-end for definite-lived intangible assets is as follows:

2020	$	119
2021		119
2022		119
2023		119
2024		119
Thereafter		1,186
	$	1,781

Assumptions and estimates about future cash flows and discount rates are complex and subjective, and can be affected by a variety of factors, including external factors, such as industry and economic trends, and internal factors, such as changes in the business strategy and internal forecasts.

(Dollars in Thousands)

NOTE 5 – ACCRUED EXPENSES

Accrued expenses consist of the following at December 27, 2019 and December 28, 2018:

	2019		2018	
Compensation	$	1,915	$	2,335
Taxes		1,288		1,461
Legal and professional		22		426
Interest		687		710
Other		470		570
	$	4,382	$	5,502

NOTE 6 – WORKERS' COMPENSATION

The details of the workers' compensation reserves and the fund to pay for claims and related expenses are as follows:

	2019		2018	
Workers' compensation fund asset				
Current	$	7,464	$	6,398
Workers' compensation reserve liability				
Accrued workers' compensation, current	$	2,027	$	2,245
Accrued workers' compensation, non-current		3,314		3,771
	$	5,341	$	6,016

The changes in the workers' compensation reserve liability for the fiscal years 2019 and 2018 are as follows:

	2019		2018	
Balance at beginning of year				
Workers' compensation reserve liability	$	6,016	$	6,961
Premium & claims expense accrual				
Current year		1,496		2,918
Prior years		(160)		(1,557)
		1,336		1,361
Premium & claim payments related to				
Current year		(530)		(673)
Prior years		(1,481)		(1,633)
		(2,011)		(2,306)
Balance at end of year				
Workers' compensation reserve liability	$	5,341	$	6,016

(Dollars in Thousands)

NOTE 7 – LONG-TERM DEBT

Long-term debt consists of the following at December 27, 2019 and December 28, 2018:

	2019		2018
	Interest Rate	Amount	Amount
Secured credit facility	4.00% (2019) & 7.85% (2018)	$ 8,620	$ 4,311
Lender revolver	9.00%	3,000	3,000
		11,620	7,311
Lender loans			
Term A	9.00%	24,488	24,488
Term B	9.00%	4,988	4,988
Term C	9.00%	8,726	8,726
Term D	9.00%	1,000	1,000
The Company's VIE	9.00%	1,000	1,000
		40,202	40,202
Obligations under capital lease	5.25%	73	36
Other	3.99%	123	154
Total long-term debt		52,018	47,703
Less current portion		51,971	47,703
Non-current portion		$ 47	$ -

In February 2012, the Company and its VIE entered into a $20,000 secured revolving credit facility with a financial institution which was periodically extended and refinanced until November 2017. Under the secured credit facility, the Company may borrow up to 90% of eligible accounts receivable, less certain deductions, and may repay and borrow eligible amounts daily. The facility is collateralized by, and has a security interest in, all the Company's assets. The Company is required to maintain compliance with certain financial covenants as specified in the agreement.

In November 2017, the Company's secured revolving credit facility was transferred from the previous financial institution lender to an affiliate of the Company's Agent, Ark Angels VIII, LLC ("Ark Angels"). Ark Angels became agent of the secured revolving credit facility upon transfer through September 11, 2019.

On September 11, 2019, the Company's secured revolving credit facility was transferred from the Ark Angels to Seacoast National Bank ("Seacoast Revolver"). Under the Seacoast Revolver, the Company may borrow up to 90% of eligible accounts other than franchise accounts and affiliate accounts of the borrowing base parties. The Seacoast Revolver is collateralized by, and has a security interest in, all the Company's accounts receivable. Deferred loan costs for all the Company's debt obligations were $271 and $39 at December 27, 2019 and December 28, 2018, respectively, and the related amortization, which is included in interest expense, was $217 and $212 for the years then ended.

(Dollars in Thousands)

NOTE 7 – LONG-TERM DEBT, CONTINUED

Upon transfer, the maturity of the Seacoast Revolver was extended until September 11, 2022, the total amount of the Seacoast Revolver is $10,000, and the interest rate of the obligation was amended to LIBOR plus 2.0%, with interest due monthly. Prior to the transfer, the facility bore interest at 30-day LIBOR plus 5.5%, or prime plus the applicable margin for prime rate loans. All other material terms of the Seacoast Revolver were unchanged after giving effect to the transfer.

At December 27, 2019 and December 28, 2018, the outstanding balance on the secured credit facility was $8,620 and $4,311, respectively, with additional unused availability of $1,380 and $689 after consideration of certain deductions and restrictions. Interest rates as of December 27, 2019 and December 28, 2018 were 4.00% and 7.85%, respectively.

The Company is also party to a credit agreement with the Company's Lender ("Lender"), shown above as Term Loans A, B, C, and D ("Term Loans"), an amount related to the VIE, and a revolving credit facility. Amounts due under this credit agreement bear interest at 30-day LIBOR, with a floor of 2%, plus a 7% margin. This credit agreement is collateralized by substantially all the Company's assets, subordinated to the assets collateralized under the secured credit facility described above, and other notes payable. All amounts due under the Lender agreement matured in April 2019. At December 27, 2019 the outstanding balance on the Term Loans was $40,202 and bear an interest rate of 9.00% for the years ended 2019 and 2018.

The Company has entered into various long-term leases for office, telecommunications and information technology equipment which are treated as capital leases. The Company has also entered into short-term notes payable to finance certain annual insurance premiums of the Company. The equipment leases are collateralized by the underlying assets related to each lease. The premium finance notes are collateralized by the related unexpired insurance premiums.

Maturities of debt at December 27, 2019 are as follows:

Fiscal Year	Lender Loans	Bank Line of Credit	Obligations Under Capital Leases	Other	Total
2020	$ 43,202	$ 8,620	$ 26	$ 123	$ 51,971
2021	-	-	27	-	27
2022	-	-	20	-	20
	$ 43,202	$ 8,620	$ 73	$ 123	$ 52,018

Going Concern

The ability of the Company to continue as a going concern depends on the Company being able to maintain its relationship with its lenders, or find other means of capital investment or debt financing as the current debt obligations became due in April 2019. If the Company is unable to renew or renegotiate the terms of its debt, the Company may have to curtail or discontinue operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

(Dollars in Thousands)

NOTE 8 – OTHER LONG-TERM LIABILITIES

Other long-term liabilities consist of the following at December 27, 2019 and December 28, 2018:

	2019		2018	
Accrued management fees, related party	$	3,017	$	2,358
Other		440		1,932
	$	3,457	$	4,290

NOTE 9 – EMPLOYEE RETIREMENT SAVINGS PLAN

The Company maintains a 401(k) Plan (the "Plan") for its employees. Substantially all of the full-time employees of the Company who are not members of a collective bargaining unit, as well as flexible staffing employees who meet certain hours-worked requirements, are eligible to participate in the Plan after 30 days of employment.

After a year of continuous service by an employee, the Company matches a portion of ongoing employee contributions in accordance with plan documents and Company contributions vest immediately. Matching contributions were $93 and $81 during fiscal years 2019 and 2018, respectively.

NOTE 10 – RELATED PARTY TRANSACTIONS

The Company incurred fees to the Agent of the Lender of $50 and $75, and management fees to an affiliate of the Agent of $1,200 and $1,200 for fiscal years 2019 and 2018, respectively. A portion of the management fees incurred have been deferred (see Note 8).

The Company also entered into various procurement and occupancy arrangements with several related entities, including Snelling Holdings, LLC, Core Solutions, NetVersant and Intrepid USA, all entities under common control with the Company. Under these arrangements, the Company purchased equipment, subleased facilities and made payments to employees and vendors on behalf of these affiliates. Details of receivables from affiliates under these arrangements are as follows:

	2019		2018	
Receivables from related parties:				
Current	$	64	$	59
Non-current	$	296	$	297

(Dollars in Thousands)

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company is obligated under various non-cancellable operating leases for computer hardware and software, office space and furnishings through 2022. During fiscal years 2019 and 2018, the Company recognized $660 and $711, respectively, of expense related to operating leases.

Future minimum lease payments under non-cancellable operating leases as of December 27, 2019 are as follows:

Fiscal year ending:		
2020	$	366
2021		110
2022		58
	$	534

The Company is also subject to various legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to currently pending or threatened actions is not expected to materially affect the financial position or results of operations of the Company.

NOTE 12 – MEMBERS' DEFICIT

The Company has two classes of membership interests: Class A interests and Class B interests. Class A members made no capital contributions, have sole voting power and, thus, authority to appoint managers, issue additional interests and admit additional members. Class B members have no voting rights.

The outstanding units by class at December 27, 2019 and December 28, 2018 are summarized as follows:

	Total
Class A Interests	1,000
Class B Interests	111

During fiscal year 2005, two Class A Interest holders received preferred return rights in the form of Series A preferred interests ("Series A Interests"). The Series A Interest holders are entitled to a total preferred return of $1,000, payable to each ratably in proportion to their Series A Interest holdings. The preferred return distributions are calculated at a variable rate equal to LIBOR plus 7% payable semi-annually during the fiscal year.

The Series A Interests may be redeemed at the option of the Company beginning in April 2019 at a price equal to the balance of any unpaid preferred return plus accrued interest. The Company distributed $95 and $91 during fiscal years 2019 and 2018, respectively, related to Series A Interests.

Unpaid preferred return distributions for Series A Interests in arrears as of December 27, 2019 and December 28, 2018 amounted to $95 and $96, respectively.

(Dollars in Thousands)

NOTE 12 – MEMBERS' DEFICIT, CONTINUED

On September 15, 2007, two Class A Interest holders received preferred return rights in the form of Series B preferred interests ("Series B Interests"). The Series B Interest holders are entitled to a total preferred return of $11,765, payable to each ratably in proportion to their Series B Interest holdings. The preferred return distributions are calculated at a variable rate equal to LIBOR which is payable semi-annually in March and September of the fiscal year.

The Series B Interests may be redeemed by the Company beginning in April 2019 at a price equal to the balance of any unpaid preferred return plus accrued interest. The Company distributed $242 and $206 during fiscal years 2019 and 2018, respectively, related to Series B Interest. Preferred return distribution for Series B Interests in arrears as of December 27, 2019 and December 28, 2018 amounted to $143 and $161, respectively.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 27, 2019 through August 11, 2020, the date the consolidated financial statements were available to be issued, and determined there were no recognized or unrecognized events or transactions, other than those disclosed below, that would require an adjustment or additional disclosure in the consolidated financial statements as of December 27, 2019.

In December 2019, a novel strain of coronavirus was reported in Wuhan, Hubei province China. In the first several months of 2020, the virus, SARS-CoV-2, and resulting disease, COVID-19, spread to the United States. The COVID-19 pandemic is having significant effects on global markets, supply chains, businesses, and communities. The Companies evaluation of the effects of these events is ongoing as of the date the accompanying consolidated financial statements were issued. COVID-19 may impact various parts of the Companies 2020 operations and financial performance including but not limited to additional costs for emergency preparedness, disease control and containment, potential shortages of personnel, closure of certain facilities, or declines in revenue related to decrease in volumes of certain revenue streams. The extent of the impact will depend on future developments, including the duration and spread of the outbreak and related governmental or other regulatory actions. No other events or transactions were noted as of the date the combined financial statements were issued.

Effective March 21, 2020, the sole member of the board stepped down and Zohar II 2005, Ltd., was appointed as the sole manager of the Company.

On July 23, 2020, as a result of events of default, the Company entered into a forbearance agreement with Seacoast Business Funding, a division of Seacoast National Bank ("Seacoast"). Under the terms of the agreement, so long as, the Company is in compliance with all terms and conditions as stated in the loan documents and forbearance agreement, Seacoast will refrain from exercising its rights and remedies under the loan documents and applicable law until October 31, 2020, the maturity date of the forbearance period.